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                                                                     Exhibit (j)



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 23, 2000, relating to the financial statements and financial highlights which appear in the August 31, 2000 Annual Report to Shareholders of the following portfolios of Trust for Credit Unions: Money Market Portfolio, Government Securities Portfolio and Mortgage Securities Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


Boston, MA
December 15, 2000


                                                 /s/ PricewaterhouseCoopers LLP
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Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report for Trust for Credit Unions dated October 13, 1999 (and to all references to our firm) included or incorporated by reference in Post-Effective Amendment No. 23 and Amendment No. 25 to Registration Statement File Nos. 33-18781 and 811-5407, respectively.


                                                /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
December 15, 2000